EXHIBIT 23.2
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                     CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Reliance Bancorp, Inc.:

We consent to the inclusion of our report dated July 23, 1998 with respect to the consolidated statement of financial condition of Reliance Bancorp, Inc. and subsidiary as of June 30, 1998, and the related consolidated statements of income, changes in stockholders' equity, comprehensive income and cash flows for each of the years in the two-year period ended June 30, 1998, which report appears in the Form 8-K of North Fork Bancorporation, Inc. dated December 29, 1999.



/s/ KPMG LLP
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   KPMG LLP
   Melville, New York
   December 29, 1999